SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2004

ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 721-3000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     On February 13, 2004, ACE*COMM Corporation (“ACE*COMM”) completed its previously announced acquisition of the operations support systems solutions (“OSS”) business assets of Intasys from Mamma.com, Inc. (“Mamma.com”) pursuant to an Asset Purchase Agreement by and among ACE*COMM, Mamma.com and certain subsidiaries of ACE*COMM and Mamma.com, dated January 27, 2004, as amended (the “OSS Acquisition”).

     The press release related to the OSS Acquisition is attached at Exhibit 99.1

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

     99.1 Press release dated February 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: February 23, 2004	/s/ Steven R. Delmar Name: Steven R. Delmar Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 13, 2004.